Exhibit 10.2
FORM OF
STOCK OPTION AGREEMENT
PURSUANT TO THE
CONEXANT HOLDINGS, INC. 2011 INCENTIVE COMPENSATION PLAN
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Participant: __________
Grant Date: __________
Vesting Commencement Date will be Grant Date unless specified
Per Share Exercise Price — Tranche I: __________
Number of Shares subject to the Tranche I Option: __________
Per Share Exercise Price — Tranche II: __________
Number of Shares subject to the Tranche II Option: __________
Per Share Exercise Price — Tranche III: __________
Number of Shares subject to the Tranche III Option: __________
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     THIS STOCK OPTION AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Conexant Holdings, Inc., a Delaware corporation (the “Company”), and the Participant specified above, pursuant to the Conexant Holdings, Inc. 2011 Incentive Compensation Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and
          WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the non-qualified stock options provided for herein to the Participant.
          NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
          1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. No part of the Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Code.
          2. Grant of Tranche I Option. The Company hereby grants to the Participant, as of the Grant Date specified above, a non-qualified stock option (this “Tranche I Option”) to acquire from the Company at the Per Share Exercise Price — Tranche I specified above, the aggregate number of shares of Common Stock specified above (the “Tranche I Option Shares”). Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Tranche I Option unless and until the Participant has become the holder of record of the shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement.
          3. Grant of Tranche II Option. The Company hereby grants to the Participant, as of the Grant Date specified above, a non-qualified stock option (this “Tranche II Option”) to acquire from the Company at the Per Share Exercise Price — Tranche II specified above, the aggregate number of shares of Common Stock specified above (the “Tranche II Option Shares”). Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Tranche II Option unless and until the Participant has become the holder of record of the shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement.
          4. Grant of Tranche III Option. The Company hereby grants to the Participant, as of the Grant Date specified above, a non-qualified stock option (this “Tranche III Option”, and together with the Tranche I Option and Tranche II Option, the “Options”) to acquire from the Company at the Per Share Exercise Price — Tranche III specified above, the aggregate number of shares of Common Stock specified above (the “Tranche III Option Shares”, and together with the Tranche I Option Shares and Tranche II Option Shares, the “Option Shares”). Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Tranche III Option unless and until the Participant has become the holder of record of the shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement.
          5. Vesting and Exercise.
          (a) Vesting. The Options subject to this grant shall become vested, on a tranche-by-tranche basis, pursuant to the schedule set forth in the table below, provided the Participant is then employed by the Company and/or one of its Subsidiaries or Affiliates on the applicable vesting date. On each date set forth below the Options will have vested with respect to the cumulative percentage of Option Shares of each tranche set forth opposite such date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable vesting date:

Cumulative Percentage
Vesting Date	of Option Shares Vested
1st Anniversary of Vesting Commencement Date	20% of Option Shares of each Tranche
2nd Anniversary of Vesting Commencement Date	40% of Option Shares of each Tranche
3rd Anniversary of Vesting Commencement Date	60% of Option Shares of each Tranche
4th Anniversary of Vesting Commencement Date	80% of Option Shares of each Tranche
5th Anniversary of Vesting Commencement Date	100% of Option Shares of each Tranche
; provided that if the date of Termination (as defined in the Plan) occurs at any time after the first anniversary of the Vesting Commencement Date and prior to the fifth anniversary of the Vesting Commencement Date, the cumulative percentage of Option Shares to become vested shall be determined on a pro rata basis according to the number of fiscal quarters elapsed since the prior annual vesting date. Any portion of the Options granted hereunder that have not vested as of the date of Termination will automatically expire and be cancelled as of the date of Termination and may not be exercised under any circumstances.
          (b) Vesting Upon Termination Due to Death or Disability. Notwithstanding Section 5(a), in the event of Termination due to (i) the Participant’s death or (ii) the Participant’s Disability, the number of Option Shares subject to the Options that shall be vested at the time of Termination will be the number of Option Shares that would have been vested if Participant was employed on the first vesting date to occur after such Termination.
          (c) Effect of Detrimental Activity. (i) In the event that the Participant engages in Detrimental Activity prior to any exercise of the Stock Option (whether vested or unvested), all Stock Options held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Stock Option, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event that the Participant engages in Detrimental Activity during period commencing on the date that the Stock Option is exercised or becomes vested (whichever occurs earlier) until the later of the two-year anniversary thereof or the termination of the Participant’s employment with the Company or any of its Subsidiaries, the Company shall be entitled to recover from the Participant at any time during such period and within the one-year period thereafter, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter).
          (d) Expiration. Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, and notwithstanding anything contained herein to the contrary, all portions of the Options (regardless of whether vested or not vested) shall expire and shall no longer be exercisable after the expiration of ten (10) years from the Grant Date. In addition, all portions of the Options that are not exercised as of the occurrence of a Change in Control of the Company shall terminate, expire and no longer be exercisable upon and following the occurrence of a Change in Control of the Company.
          (e) Acceleration Upon Change in Control. In the event of a Change in Control of the Company where the consideration paid therefor is all cash (and excluding the cancellation of indebtedness, set-off or other similar deemed payment), it is contemplated that the Board of Directors of the Company shall consider the facts and circumstances surrounding such Change in Control (including without limitation the extent of the passage of time that has elapsed the Vesting Commencement Date, the desires and goals of the purchaser(s) of the Company as it relates to employee retention, the return on investment, and other relevant matters) and shall thereupon determine in its discretion at such time whether or not to accelerate vesting of all or any portion of the unvested Options in connection with such Change in Control and/or to establish a procedure pursuant to which all or any portion of the proceeds of such Change in Control attributable to unvested Options (if they were to vest) would be made available upon achievement of vesting criteria following the date of consummation of such Change of in Control if Participant were to continue in the employment of the Company following such date.
          6. Termination. Subject to the terms of the Plan and this Agreement, the Options, to the extent vested at the time of the Participant’s Termination, shall remain exercisable as follows:
          (a) Termination due to Death or Disability. In the event of the Participant’s Termination by reason of death or Disability, the vested portion of the Options shall remain exercisable until the earlier of (i) six months from the date of such Termination, and (ii) the expiration of the stated term of the Options pursuant to Section 4 hereof.
          (b) Involuntary Termination Without Cause. In the event of the Participant’s involuntary Termination by the Company without Cause, the vested portion of the Options shall remain exercisable until the earlier of (i) thirty (30) days from the date of such Termination, and (ii) the expiration of the stated term of the Options pursuant to Section 4 hereof.

          (c) Voluntary Termination. In the event of the Participant’s voluntary Termination, the vested portion of the Options shall remain exercisable until the earlier of (i) seven days from the date of such Termination, and (ii) the expiration of the stated term of the Options pursuant to Section 4 hereof.
          (d) Termination for Cause. In the event of the Participant’s Termination by the Company for Cause, all Options granted hereunder (regardless of whether vested or not vested) shall terminate and expire automatically upon such Termination except to the extent the Committee provides otherwise in writing.
          (e) Treatment of Unvested Options upon Termination. Any portion of the Options that is not vested as of the date of the Participant’s Termination for any reason shall terminate and expire automatically as of the date of such Termination.
          7. Method of Exercise and Payment. Subject to Section 9 hereof, to the extent that the Options have become vested and exercisable with respect to a number of shares of Common Stock as provided herein, the Options may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Options as provided herein and in accordance with Sections 6.6(c) and 6.3(d) of the Plan, including, without limitation, (i) by the delivery of any form of exercise notice as may be required by the Committee and payment in full of the Per Share Exercise Price multiplied by the number of shares of Common Stock underlying the portion of the Options exercised, (ii) by the execution and delivery of a joinder to the Stockholders Agreement, by and among the Company and its equity holders, dated as of May 2, 2011, as amended (the “Stockholders Agreement”), and (iii) a spousal consent in the form attached to the Stockholders Agreement.
          8. Non-transferability. Any Options, Option Shares and rights and interests with respect thereto, issued under this Agreement and the Plan shall not be Transferred in any way by the Participant (or any beneficiary(ies) of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution and other than by a Transfer pursuant to Section 4.2 or 9.1 of the Plan. Notwithstanding the foregoing, the Committee may, in its sole and absolute discretion, permit the Options to be Transferred to a Family Member for no value, provided that such Transfer shall only be valid upon execution of a written instrument in form and substance acceptable to the Committee in its sole and absolute discretion evidencing such Transfer and the transferee’s acceptance thereof signed by the Participant and the transferee, and provided, further, that no Option or Option Share may be subsequently Transferred otherwise than by will or by the laws of descent and distribution or to another Family Member (as permitted by the Committee in its sole and absolute discretion) in accordance with the terms of the Plan and this Agreement, and shall remain subject to the terms of the Plan and this Agreement. Any attempt to sell, exchange, Transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any Options or Option Shares, or the levy of any execution, attachment or similar legal process upon any Options or Option Shares, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

          9. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.
          10. Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole and absolute discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the Options and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Any statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable upon exercise of the Options.
          11. Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The rights and obligations of the Participant contained herein and with respect to the Options shall be subject to the provisions of the Plan and the Stockholders Agreement, including, but not limited to, in connection with a Change in Control, Section 4.2 Event, Merger Event or Other Extraordinary Event. The Committee shall have the right, in its sole and absolute discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
          12. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Chief Financial Officer of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
          13. No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole and absolute discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without cause.
          14. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Option awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

          15. Compliance with Laws. The issuance of the Options (and the Shares upon exercise of the Options) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, the 1934 Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Options or any of the Shares pursuant to this Agreement if any such issuance would violate any such requirements.
          16. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except as provided (and to the extent permitted) by Section 7 hereof) any part of this Agreement without the prior express written consent of the Company.
          17. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
          18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
          19. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
          20. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
          21. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of Options made under this Agreement is completely independent of any other award or grant and is made at the sole and absolute discretion of the Company; (c) no past grants or awards (including, without limitation, the Options awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.
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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CONEXANT HOLDINGS, INC.
By:
Name:
Title:

PARTICIPANT

Name: